Consent of Independent Registered Public Accounting Firm

Eagle Pharmaceuticals, Inc.
Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202592) and Form S-8 (No. 333-206729 and 333-194056) of Eagle Pharmaceuticals, Inc. of our reports dated February 29, 2016, relating to the financial statements, and the effectiveness of Eagle Pharmaceuticals, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

Woodbridge, New Jersey
February 29, 2016